                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                               ________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________
                               GSI LUMONICS INC.
            (Exact name of registrant as specified in its charter)

     NEW BRUNSWICK, CANADA                             98-0110412
  (State or other jurisdiction              (IRS Employer Identification No.)
of incorporation or organization)

             105 SCHNEIDER ROAD, KANATA, ONTARIO, CANADA  K2K 1Y3
              (Address of principal executive offices) (Zip code)
                               ________________
                GSI LUMONICS INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)
                               ________________

                              Charles D. Winston
                                39 Manning Road
                             Billerica, MA  01821
                                (978) 439-5511
                    (Name and address of agent for service)
         (Telephone number, including area code, of agent for service)

                                   Copy to:
           Eileen Casal                              Mark L. Weissler
      V.P. & General Counsel               Milbank, Tweed, Hadley & McCloy LLP
        GSI Lumonics Inc.                       One Chase Manhattan Plaza
        105 Schneider Road                      New York, New York  10005
 Kanata, Ontario, Canada  K2K 1Y3                     (212) 530-5000
          (613) 592-1460
                                ________________
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
     Title of Each Class of       Amount to Be  Proposed Maximum  Proposed Maximum     Amount of
 Securities to Be Registered       Registered    Offering Price      Aggregate      Registration Fee
                                                  Per Share *     Offering Price*
----------------------------------------------------------------------------------------------------
Common Stock, no par value......       300,000       $8.38            $2,514,000           $629
====================================================================================================

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          We hereby incorporate by reference in this registration statement the following documents:

          (1) our annual report on Form 10-K for the year ended December 31, 2000;

          (2) our quarterly reports on Form 10-Q for the periods ended March 30, 2001, June 29, 2001 and September 28, 2001; and

          (3) the description of our common stock incorporated by reference in our registration statement on Form 8-A12G declared effective by the Securities and Exchange Commission April 2, 1999.

          In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS OR COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Subject to Section 81 of the Business Corporations Act, New Brunswick, as from time to time amended, except in respect of an action by or on behalf of the registrant or Another Body Corporate (as defined below) to procure a judgment in its favor, the registrant must indemnify each director and officer and each former director and officer and each person who acts or acted at the registrant's request as a director or officer of Another Body Corporate, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if

          (a) he acted honestly and in good faith with a view to the best interests of the registrant; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

"Another Body Corporate" as used herein means a body corporate of which the registrant is or was a shareholder or creditor.

We maintain directors' and officers' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

     4.1  GSI Lumonics Inc. Employee Stock Purchase Plan.

     5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the shares being registered, including consent.

    23.1  Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.1).

    23.2  Consent of Ernst & Young LLP, independent public accountants.

    24.1  Power of Attorney (included in signature pages).

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, on November 16, 2001.

                                   GSI LUMONICS INC.

                                   By: /s/ Charles D. Winston
                                       ----------------------
                                       Name:  Charles D. Winston
                                       Title: Chief Executive Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below hereby appoints Charles D. Winston and Wayne T. Penney and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

          Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Title                             Date
------------------------------  ------------------------------------------  --------------------
/s/ Charles D. Winston          Director and Chief Executive Officer and    November 16, 2001
------------------------------  authorized representative in the United
Charles D. Winston              States
                                (Principal Executive Officer)

/s/ Thomas R. Swain             Vice President Finance and Chief            November 16, 2001
------------------------------  Financial Officer
Thomas R. Swain                 (Principal Financial and Accounting
                                Officer)

/s/ Richard B. Black            Director                                    November 16, 2001
------------------------------
Richard B. Black

/s/ Paul F. Ferrari             Director                                    November 16, 2001
------------------------------
Paul F. Ferrari

          Signature                               Title                             Date
------------------------------  ------------------------------------------  --------------------

/s/ Byron O. Pond               Director                                    November 16, 2001
------------------------------
Byron O. Pond

/s/ Benjamin J. Virgilio        Director                                    November 16, 2001
------------------------------
Benjamin J. Virgilio

/s/ Phillip A. Griffiths        Director                                    November 16, 2001
------------------------------
Phillip A. Griffiths

                                 EXHIBIT INDEX

Exhibit No   Description

     4.1  GSI Lumonics Inc. Employee Stock Purchase Plan.

     5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the shares being registered, including consent.

    23.1  Consent of Stewart McKelvey Stirling Scales (included in Exhibit
          5.1).

    23.2  Consent of Ernst & Young LLP, independent public accountants.

    24.1  Power of Attorney (included in signature pages).

                                       1